EXHIBIT 99.1

Aptose Announces Auditor Not Standing for Re-Appointment

SAN DIEGO and TORONTO, April 23, 2025 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (TSX:APS), a clinical-stage precision oncology company developing a tuspetinib (TUS) based triple drug frontline therapy to treat patients with newly diagnosed acute myeloid leukemia (AML), announces that effective on April 15, 2025, KPMG LLP, the current independent registered public accounting firm of the Company (the “KPMG”), informed the Company that it will not stand for re-appointment for the Company’s 2025 annual audit. The Company anticipates that KPMG will continue to review its quarterly interim financial results through the first two fiscal quarters of 2025. The Company has initiated a process to appoint a new independent registered public accounting firm.

KPMG did not seek the Company’s consent to its decision to not stand for re-appointment as the Company’s independent registered public accounting firm. As a result, neither the Company’s Board of Directors nor the Audit Committee of the Company’s Board of Directors participated in KPMG’s decision.

KPMG issued unqualified reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023. The Company is a “smaller reporting company”, so KPMG was not required to prepare reports on the effectiveness of the Company’s internal control over financial reporting for the years ended December 31, 2024 and 2023.

During the Company’s fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through April 15, 2025, there were no: (1) “disagreements” between the Company and KPMG within the meaning of Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that KPMG communicated to the Company its views regarding the material weakness in its internal control over financial reporting as disclosed in Part II, Item 9A of the Company’s Form 10-K for the fiscal year ended December 31, 2024 pertaining to its accounting for complex financial instruments, specifically with regards to warrants. The Company has authorized KPMG to respond fully to the inquiries of the successor independent registered public accounting firm, once one is engaged.

The filings required pursuant to Canadian and United States securities laws are publicly available at www.sedarplus.com and www.sec.gov.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company’s lead clinical-stage compound tuspetinib (TUS), is an oral kinase inhibitor that has demonstrated activity as a monotherapy and in combination therapy in patients with relapsed or refractory acute myeloid leukemia (AML) and is being developed as a frontline triplet therapy in newly diagnosed AML. For more information, please visit www.aptose.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements regarding the Company’s intentions to retain a new auditor and make the necessary filings and statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “hope” “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include risks detailed from time-to-time in our ongoing current reports, quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:
Aptose Biosciences Inc.
Susan Pietropaolo
Corporate Communications & Investor Relations
201-923-2049
spietropaolo@aptose.com